UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 1, 2001

KILROY REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	Commission File Number:	95-4598246
(State of other jurisdiction	1-12675	(I.R.S. Employer
of incorporation or organization)		Identification No.)

2250 East Imperial Highway, Suite 1200, El Segundo, California 90245
(Address of principal executive offices)

(310) 563-5500
(Registrant’s telephone number, including area code)

ITEM 9. REGULATION FD DISCLOSURE

          On August 1, 2001 the Company issued a press release announcing its earnings for the quarter ended June 30, 2001 and made publicly available certain supplemental information. The supplemental information is attached to this current report as Exhibit 99.1, and the press release is attached to this current report as Exhibit 99.2, and each are incorporated by reference to this report.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

Date: August 1, 2001

	By:	/s/ ANN MARIE WHITNEY

Ann Marie Whitney Senior Vice-President and Controller

EXHIBIT INDEX

Exhibit
Number	Description
99.1 *	Second Quarter 2001 Supplemental Financial Report for the Quarter Ended June 30, 2001.
99.2 *	Press Release dated August 1, 2001.

*Filed herewith.